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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                   Jurisdiction of
                                                   Incorporation or            Direct or Indirect
                Name of Subsidiary                  Organization              Percentage Ownership
                ------------------                 ----------------           --------------------
1.       Cott Holdings Inc.                     Delaware & Nova Scotia              100%

2.       Cott USA Corp.                         Georgia                             100%

3.       Cott Beverages Inc.*                   Georgia                             100%

4.       Northeast Retailer Brands LLC          Delaware                             51%

5.       Cott Vending Inc.                      Delaware                            100%

6.       Cott Beverages Wyomissing Inc.         Pennsylvania                        100%

7.       Cott International Trading, Ltd.       Barbados                            100%

8.       BCB International Holdings             Cayman Islands                      100%

9.       BCB European Holdings                  Cayman Islands                      100%

10.      Cott Retail Brands Limited             United Kingdom                      100%

11.      Cott Europe Trading Limited            United Kingdom                      100%

12.      Cott Beverages Limited                 United Kingdom                      100%

13.      Cott Embotelladores de Mexico, S.A.    Mexico                               90%
            de C.V.

14.      Cott Atlantic Company                  Nova Scotia                         100%

15.      CB Nevada Capital Inc.                 Nevada                              100%

Certain subsidiaries are omitted; such subsidiaries, even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

*This entity also does business as Cott Beverages USA, a division of Cott Beverages Inc., Cott International, Cott Concentrates and RC Cola International.